CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Logansport Financial Corp.

     Signed this 12th day of November, 2002.




/s/Dottye Robeson                        /s/David G. Wihebrink
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(Signature of Authorized Officer)        (Signature of Authorized Officer)

Dottye Robeson                           David G. Wihebrink
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(Typed Name)                             (Typed Name)

Treasurer                                President and Chief Executive Officer
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(Title)                                  (Title)